SECOND AMENDMENT TO LEASE

       THIS SECOND AMENDMENT TO LEASE is made as of the day of February, 2015 by and between HILLSIDE SQUARE LLC, a New Jersey limited liability company (“Lessor”) whose address is c/o The Bravitas Group, 105 Grove Street, Montclair, New Jersey 07042, and FLOUROPHARMA, INC., a corporation (“Lessee”), having an office located at 8 Hillside Avenue, Montclair, New Jersey 07042.

STATEMENT OF FACTS

       1. Lessor and Lessee entered into a Lease dated September, 2011 (the “Lease”) covering certain premises designated as Suite 207 in the building known as “Hillside Square” located at 8 Hillside Avenue, Montclair, New Jersey (the “Leased Premises”).

       2. On July 1, 2014, Lessor and Lessee entered into an Amendment to Lease pursuant to which the Leased Premises were changed from Suite 207 to Suite 108 and certain other terms of the Lease were modified as a result of the change in the Leased Premises.

       3. Lessee and Lessor wish to (a) renew the Term of the Lease for an additional three (3) years, and (b) modify the Lease to include an option for Lessee to terminate the Lease.

AGREEMENT

       NOW, THEREFORE, in consideration of the terms, covenants and conditions hereinafter set forth, Lessor and Lessee agree as follows:

       1. Definitions. All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

       2. Lease Renewal. The Term applicable to the Premises is hereby extended for a period of three (3) years commencing on May 1, 2015 (the “Renewal Term Commencement Date”) and expiring at 11:59 p.m. on April 30, 2018 (the “Renewal Term”), and the Preamble to the Lease is hereby amended accordingly.

       3. Option to Terminate. Lessee shall have the option to terminate this Lease (the “Termination Option”) at any time after the end of the first year of the Renewal Term subject to and in accordance with the following terms and conditions:

          A. Notice. If Lessee elects to exercise the Termination Option, Lessee must give Lessor written notice of such election (“Lessee’s Notice”) at least six (6) months prior to the Lessee’s proposed termination date (the “Termination Date”).

          B. Termination Date. The Lessee must vacate the Premises and deliver possession thereof to Lessor on or before the Termination Date in accordance with the requirements of the Lease.

          C. No Default. The Lessee must not be in default under this Lease either on the date Lessee exercises the Termination Option or on the Termination Date.

          D. Lease Termination. If the Lessee properly and timely exercises the Termination Option, this Lease shall terminate as of the Termination Date, provided that all Rent and other charges payable under this Lease are paid through the Termination Date. Neither Lessor nor Lessee shall have any rights, estates, liabilities, or obligations accruing under this Lease after the Termination Date, except such rights and obligations which, by the provisions of this Lease, expressly survive the expiration or termination of the Term of this Lease.

          E. Termination Option Void If Not Exercised. This Termination Option shall automatically terminate and become null and void upon the earliest to occur of: (1) the termination of Lessee’s right to possession of the Premises; (2) the assignment of this Lease by Lessee in whole or in part in accordance with the provisions of this Lease; or (3) the sublease by Lessee of all or any part of the Premises.

       4. No Brokers. Lessee represents and warrants to Lessor that no broker brought about this transaction, and Lessee agrees to indemnify and hold Lessor harmless from any and all claims of any broker arising out of or in connection with the negotiations of, or the execution of, this Agreement.

       5. Ratification of Lease. Except as expressly amended herein, the Lease shall remain in full force and effect as if the same had been set forth in full herein, and Lessor and Lessee hereby ratify and confirm all of the terms and conditions thereof.

    IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease as of the day and year first above written.

HILLSIDE SQUARE LLC (Lessor) By: ___________________ Robert H. Silver, Member FLUOROPHARMA, INC. (Lessee) By: /s/ Thijs Spoor Thijs Spoor, Chief Executive Officer